Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-280008) of Shake Shack Inc.

(2)Registration Statement (Form S-8 No. 333-280269) pertaining to the Shake Shack Inc. 2025 Incentive Award Plan and

of our reports dated February 26, 2026, with respect to the consolidated financial statements of Shake Shack Inc. and the effectiveness of internal control over financial reporting of Shake Shack Inc. included in this Annual Report (Form 10-K) of Shake Shack Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP
New York, New York
February 26, 2026